UNITED STATES
    SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549

                  FORM 8-K

            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
    Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  December 11, 2001

       Dover Investments Corporation
   (Exact name of registrant as specified in
               its charter)

   Delaware                    1-8631          94-1712121
(State or other     (Commission         (IRS Employer
jurisdiction            File Number)        Identification No.)
of incorporation)

  100 Spear Street, Suite 520,
  San Francisco, California                              94105
(Address of principal executive offices)        (Zip Code)

  Registrant's telephone number, including area code:
                      (415) 777-0414

                 Not applicable
(Former name or former address, if changed since last report.)

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Item 5.   Other Events and Regulation FD Disclosure.
              Effective December 11, 2001, Mr. Lawrence
Weissberg resigned as Chairman of the Board of Directors, President and a director of the registrant for health related reasons. Concurrently with the effectiveness of such resignation, Mr. Frederick M.Weissberg, a son of Mr. Lawrence Weissberg, was appointed as a member of the registrant's Board of Directors and as Chairman of the Board of Directors and President.

Item 7.   Financial Statements and Exhibits.

(c) Exhibits.
        Exhibit No.                 Description
             99.1              Press Release dated January 3, 2002

                           SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 7, 2002      DOVER INVESTMENTS CORPORATION
                                         (Registrant)


                                          By: /s/ Frederick M. Weissberg
                                                Frederick M. Weissberg
                                                Chairman of the Board
                                                 and President

              EXHIBIT INDEX

Exhibit No.             Description
   99.1          Press Release dated January 3, 2002

                                                              EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Erika Kleczek
Dover Investments Corporation
(415) 777-0414

      DOVER INVESTMENTS CORPORATION ANNOUNCES
               RESIGNATION OF LAWRENCE WEISSBERG


         SAN FRANCISCO, CALIFORNIA, January 3, 2002 - Dover Investments Corporation (the "Company") (OTC Bulletin Board:
DOVRA and DOVRB) announced today that effective December 11, 2001, Mr. Lawrence Weissberg resigned as Chairman of the Board of Directors, President and a director of the Company for health related reasons. Concurrently with the effectiveness of such resignation, Mr. Frederick M. Weissberg, a son of Mr. Lawrence Weissberg, was appointed as a member of the Company's Board of Directors and as Chairman of the Board of Directors and President.